UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 14, 2020

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 25, 2020, EnPro Industries, Inc. (the “Company”) filed a Form 8-K reporting that it had approved a restructuring plan to exit its STEMCO Brake Products business involving the exit of its manufacturing operations related to its Motor Wheel® brake drum and Crewson® brake adjuster brands and the sale of its Lunar® air disc brake product line and related manufacturing facility in Shanghai, China and its expected total restructuring charges related to these actions. Thereafter, the Company received an offer from a third party to purchase the manufacturing operations related to its Motor Wheel® brake drum and Crewson® brake adjuster brands business (the “business”). On August 14, 2020, the Company and this party entered into an agreement for the sale of the business for $9.0 million in cash, with the Company to retain a projected $1.0 million of net receivables of the business. The sale of the business is expected to close in the third quarter of 2020 and is subject to typical closing conditions.

In connection with the decision to exit the business, the Company recorded related restructuring and impairment charges of $11.1 million in the three months ended June 30, 2020, including $4.0 million of cash charges related to severance, contract cancellation costs, and other expenses. Upon the expected completion of the sale of the business during the third quarter, the Company anticipates reversing in the three-month period ending September 30, 2020 $3.7 million of such cash restructuring charges and recording a loss on sale of the business of approximately $4.4 million, for a net pretax loss related to the reversal of such restructuring charges and the loss on the sale of the business of approximately $0.7 million.

Forward-Looking Statements

Statements in this Form 8-K that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. Certain matters with respect to the sale of the business are subject to risk and uncertainties, including the possibility that conditions to closing the transaction may not be satisfied such that the transaction will not close or that the closing may be delayed; the possibility of unexpected costs, liabilities or delays in connection with the transaction; and risks and uncertainties with respect to the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction. The Company cannot provide assurance that the transaction will be completed within the anticipated time schedule or at all.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: August 14, 2020

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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